INDEPENDENT MARKET RESEARCH
CHINA'S PREMIUM PRIVATE PRIMARY AND SECONDARY EDUCATION, MINORITY LANGUAGE TRAINING AND ZHONGKAO, GAOKAO TRAINING MARKET STUDY

Prepared for

上海金太阳教育集团
SHANGHAI GOLD SUN EDUCATION GROUP

Frost & Sullivan

July 2020

Definitions

Terms	Definitions and Introduction
Formal Education 学历教育	A format of education. The curriculum is designed and delivered based on the predetermined teaching program of administrative authorities on education. After graduation, students will be granted with official certificates/diplomas.
Informal Education 非学历教育	It includes many different kinds of training and learning that are not categorised as formal education. Under informal education, students are only able to earn completion certificates that are granted by the institutions which is not officially recognised by the government.
Fundamental Education 基础教育	In this report it is categorised as one sub-sector under formal education. It include four stages including pre-schools education, primary education, lower secondary education and upper secondary education. It does not include secondary vocational education, higher education, adult education, special education schools and correctional work-study schools.
Vocational Education 职业教育	It is also categorised as one sub-sector under formal education. It refers to a format of education that mainly provides three-years vocational education. These schools mainly recruit students with a graduation certificate from middle schools or equal educational records. In this report it excludes adult specialised secondary vocational education.
Junior College 大学专科教育	One key component of higher education. It is also categorised as one sub-sector under vocational education. It refers to a professional education that occurs after secondary education, which usually lasts shorter period than university.
Private Education 私立教育	Private education is distinguished from public education. It refers to education provided by private educational institutions. Private educational institutions are institutions that are established by any non-state organs, including individuals, with non-state financial funds to provide educational services or activities to the public.
School-age Population 学龄人口	School-age population commonly refer to population that are old enough to take formal education but excluding post-graduate education and adult education. These population usually age from 3 to 22 years old in China. In this report, school-age population refer specific to population age from 3 to 17 who are old enough to take primary and secondary education.
Enrolment Rate 入学率	Number of students enrolled as a percentage of total school-age population.

Source: Frost & Sullivan

Definitions (Cont.)

Terms	Definitions and Introduction
Student Enrolments 在校生人数	Number of registered students of all grades in a school at certain time point.
Public Expenditure on Education 公共教育支出	Public expenditure is the governmental expenditure on educational business, including investment in educational facilities, campus establishment, salary of teaching staff and so on.
University 本科院校	An institution of higher education and research which grants academic degrees in various academic disciplines. Universities typically provide undergraduate education and postgraduate education, including both regular university and independent college
Gaokao 高考	The College Entrance Exam, also known as the National Higher Education Entrance Examination (普通高等学校招生全国统一考试), is an academic examination held annually in the PRC. It is a prerequisite for entrance into almost all higher education institutions at the undergraduate level in the PRC
Private Education Penetration Rate 民办教育渗透率	The rate refers to the proportion of the student enrolment in private education of certain education phase among the total student enrolment in the same phase.
Primary and Secondary Education 初等及中等教育	Primary and secondary education includes the education provided in primary schools, middle schools and high schools.

Source: Frost & Sullivan

Content

China's Nominal GDP Growth

Nominal GDP (China), 2015 – 2024E

	15-19 CAGR	19-24E CAGR
Nominal GDP	9.5%	8.1%



Nominal GDP (Trillion RMB)
160
140
120
100
80
60
40
20
0
68.9
74.6
83.2
91.9
99.1
103.3
114.2
124.7
135.5
146.1
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- According to the National Bureau of Statistics of China, the Chinese economy grew at a CAGR of 9.5% from 2015 to 2019. Going forward, the Chinese authorities are likely to maintain the consistency and stability of macroeconomic policies so as to maintain macroeconomic stability. In the meantime, structural adjustment of the economy is predicted to be pushed forward strongly by the Chinese authorities to improve the quality and efficiency of economic development. The Chinese economy is likely to transfer from an investment-driven model to a consumption-driven model with the share of final consumption in GDP picking up. Under this trend, the Chinese economy is likely to maintain a sound and healthy development. According to the International Monetary Fund (IMF), the Chinese economy is forecast to keep growing at a CAGR of 8.1% from 2019 to 2024.
- The Chinese authorities are working to mitigate the negative impact of COVID-19 on the economy, with anti-crisis measures, liquidity provision, fiscal measures, and financial support. According to the IMF, while the impact of COVID-19 continues to unfold, the assessment of the World Health Organisation ("WHO") is that with strong and coordinated measures, the spread of the virus in China and globally can yet be contained. The degree of impact of the COVID-19 on China's economy depends on future developments, which are highly uncertain and cannot be predicted. The economy in China has been affected since late January and is expected to recover as enterprises in China have gradually reopened since mid-February 2020. According to the Ministry of Industry and Information Technology of the PRC, by the end of March 2020, 98.6% of the industrial enterprises above designated size (with annual revenue no less than RMB20 million) and over 70% of the small and medium-sized enterprises in China have resumed their operations. By 8 April 2020, the lockdown of Wuhan came to an end. The economy of China is likely to be back to normal and will keep stable in the long term.

Source: National Bureau of Statistics of China; IMF (Oct, 2019)

Nominal GDP Comparison of China and Developed Countries

Nominal GDP Comparison (China vs. Selected Developed Countries), 2015 – 2024E



U.S.
China
Japan
Germany
U.K.
France
Nominal GDP (Trillion USD)
30
25
20
15
10
5
0

	2015	2016	2017	2018	2019	2020E	2021E	2022E	2023E	2024E
U.S.	18.2	18.7	19.5	20.6	21.4	22.3	23.2	24.0	24.9	25.8
China	11.2	11.2	12.1	13.4	14.1	15.3	16.6	18.0	19.4	21.0
Japan	4.4	4.9	4.9	5.0	5.2	5.4	5.6	5.8	6.0	6.3
Germany	3.4	3.5	3.7	4.0	3.9	4.0	4.2	4.3	4.5	4.7
U.K.	2.9	2.7	2.6	2.8	2.7	2.7	2.8	2.9	3.0	3.1
France	2.4	2.5	2.6	2.8	2.7	2.8	2.9	3.0	3.1	3.2

- China has exceeded Japan in Nominal GDP and become the second largest economy around the world. According to International Monetary Fund, U.S. maintained to be the largest economy in the world and achieved nominal GDP of USD21.4 trillion in 2019. Compared to U.S., China has certain gap in terms of nominal GDP. By 2019, China's nominal GDP mounted to USD14.1 trillion. In the same year, nominal GDP of Japan, Germany, U.K., France was around USD5.2 trillion, USD3.9 trillion, USD2.7 trillion and USD2.7 trillion respectively. Even though China is expected to slow down its growth pace of macro economy, it is still likely to maintain a faster growth than other developed countries like U.S., Japan and European countries in the following years.

Source: International Monetary Fund

China's Per Capita Nominal GDP Growth

Per Capita Nominal GDP (China), 2015 – 2024E



15-19 CAGR
19-24E CAGR
Per Capita Nominal GDP
9.0%
7.8%
Per Capita Nominal GDP (Thousand RMB)
120
100
80
60
40
20
0
50.2
54.1
60.0
66.0
70.9
73.6
81.1
88.3
95.8
103.1
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- As total population of China has remained and is expected to remain stable in the future, the growth of per capita GDP is in line with the growing Chinese economy. Per capita nominal GDP in China has kept growing at a fast pace over the past and is expected to maintain the solid growth. For 2019, the per capita nominal GDP in China has reached RMB70.9 thousand.
- In the future, with the sound growth of the Chinese macro economy, the per capita nominal GDP in China is also likely to maintain a steady growth. According to the International Monetary Fund (IMF), the per capita nominal GDP in China is predicted to reach RMB103.1 thousand in 2024, growing at a CAGR of 7.8% from 2019.

Source: National Bureau of Statistics of China; IMF (Oct, 2019)

Per Capita Nominal GDP Comparison of China and Developed Countries

Per Capita Nominal GDP Comparison (China vs. Selected Developed Countries), 2015 – 2024E



U.S.
Germany
France
U.K.
Japan
China
Per Capita Nominal GDP (Thousand USD)
75
60
45
30
15
0

	2015	2016	2017	2018	2019	2020E	2021E	2022E	2023E	2024E
U.S.	56.8	57.9	60.0	62.9	65.1	67.4	69.6	71.8	74.0	76.3
Germany	41.2	42.1	44.3	47.7	46.6	48.0	50.1	52.2	54.2	56.5
France	37.9	38.3	40.1	43.0	41.8	42.6	44.1	45.7	47.2	48.9
U.K.	44.5	40.7	40.0	42.6	41.0	40.4	41.5	42.8	44.3	45.9
Japan	34.6	38.8	38.3	39.3	40.8	43.0	44.6	46.5	48.5	50.6
China	8.2	8.1	8.7	9.6	10.1	10.9	11.8	12.7	13.7	14.8

- Different from the scenario of GDP, there are huge gaps between the per capita GDP of U.S., Japan, major European countries, and China. In 2019, the per capita GDP of U.S., Germany, France, U.K., Japan were USD65.1 thousand, USD46.6 thousand, USD41.8 thousand, USD41.0 thousand and USD40.8 thousand. China's per capita GDP in the same year was only USD10.1 thousand. This great gap indicated that China was still at the developing stage in the world.
- Although China has lower per capita GDP comparing to U.S. or the major European countries, the country's per capita GDP keeps growing even under the financial crisis. Given the promising future of the Chinese economy, per capita nominal GDP in China has strong tendency to sustain growth in the coming years.

Source: International Monetary Fund

China's Per Capita Disposable Income

Per Capita Disposable Income (China), 2015 – 2024E



15-19 CAGR
19-24E CAGR
Per Capita Disposable Income
8.8%
7.9%
Per Capita Disposable Income (Thousand RMB)
50
40
30
20
10
0
22.0
23.8
26.0
28.2
30.7
31.9
35.2
38.4
41.7
44.9
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- Together with the continuous growth in economy and urbanisation, the average income level of Chinese households has also increased continuously in recent years. In 2019, the per capita annual disposable income has increased to RMB30.7 thousand from RMB22.0 thousand in 2015, representing a CAGR of 8.8%.
- The growth of Chinese per capita annual disposable income has demonstrated positive effect on Chinese residents' purchasing power. Frost & Sullivan estimates that by 2024, the per capita annual disposable income is expected to increase to RMB44.9 with a CAGR of 7.9% from 2019.

Source: National Bureau of Statistics of China; Frost & Sullivan

China's Per Capita Annual Expenditure on Education

Per Capita Annual Expenditure on Education (China), 2015 – 2024E

	15-19 CAGR	19-24E CAGR
Per Capita Expenditure	9.1%	7.8%



Per Capita Annual Expenditure On Education (RMB)
1600
1400
1200
1000
800
600
400
200
0
718
794
863
914
1,018
1,052
1,159
1,264
1,374
1,483
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- Associating with the increasing annual disposable income, Chinese per capita annual expenditure on education has kept a steady growth, increasing from RMB718 in 2015 to RMB1,018 in 2019, with a CAGR of 9.1%.
- Looking forward, with the increasing in the wealth of Chinese households and Chinese parents' increasing awareness of the importance of children's education, the per capita annual expenditure on education is likely to continue to increase in the future and realize a CAGR of 7.8% from 2019 to 2024.

Source: National Bureau of Statistics of China; Frost & Sullivan

China's Population and Urbanisation

Population and Urbanisation (China), 2015 – 2024E



Urbanization Rate
Rural Population
Urban Population
Population (Million)
Urbanization (%)
1,800
1,500
1,200
900
600
300
0
120
100
80
60
40
20
1,374.7
1,382.7
1,390.1
1,395.4
1,400.0
1,404.5
1,408.3
1,411.5
1,414.2
1,416.4
603.5
589.7
576.6
564.0
551.6
544.9
521.6
501.8
481.9
463.7
56.1%
57.4%
58.5%
59.6%
60.6%
61.2%
63.0%
64.4%
65.9%
67.3%
771.2
793.0
813.5
831.4
848.4
859.6
886.7
909.7
932.3
952.7
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- China is the most populous nation in the world. In 2019, China's total population reached 1,400.1 million. In the future, total population of China is estimated to grow at a moderate level, reaching 1,416.4 million in 2024.
- Due to rapid economic development and the influx of migrants from rural areas to developed areas, China's urban population has been steadily increasing. China's rapid economic growth has fueled the unprecedented urbanization of its population since the 1990s. From 2015 to 2019, the country's urban population has increased from 771.2 million to 848.4 million, with a CAGR of 2.4%. During the same period, the urbanization rate in China increased from 56.1% to 60.6%.
- With continuous urbanization, the urban population is expected to maintain a CAGR of 2.3% from 2019 to 2024. Under the *"National Plan for Promoting Healthy Urbanization (《全国促进城镇化健康发展规划》)"* raised in 2013, a new-style urbanization is expected to promote urban-rural coordination and reasonable distribution. Accordingly, Frost & Sullivan forecasts that China's urban population is expected to reach 952.7 million by 2024, and the urbanization rate is likely to increase gradually, reaching 67.3% by 2024.

Note: The urbanisation rate equals urban population divided by total population.

Source: National Bureau of Statistics of China; Frost & Sullivan

China's Population Policy Analysis

Crude Birth Rate (China), 1980 – 2019



Crude Birth Rate (‰)
30
25
20
15
10
5
Crude birth rate decreased from 18.21‰ in 1980 to 11.90‰ in 2010.
1980
1985
1990
1995
2000
2005
2010
2015
11.90 11.93 12.10 12.08 12.37 12.07 12.95 12.43 10.94 10.48
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019

- "Family Planning Policy", also known as "One-child Policy", is the key population policy in China. Till now the policy has been implemented over four decades. It was promulgated in the late 1970s by the central government. The policy advocates delayed marriage and childbearing as well as fewer and better births, especially one-child birth. The policy is enforced by regional government strictly and fines are likely to be imposed if one family has excess children. Under this policy, the Chinese population growth has been kept slow during the past years.
- However, stepping into the 21st century, with the increase of aging population as well as the disappearing of the demographic dividend, the policy has been gradually relaxed, especially in well-developed regions. And in the late of 2013, the Chinese government announced that it will further relax the policy by allowing families to have two children if one of the parents is an only-child. Driven by the relax of population policy, the crude birth rate is expected to show an upward trend since 2014. Year 2015 is not a good year in traditional Chinese culture, which leads to the downturn of the birth rate.
- According to a key decision issued in November 2015 by the Communist Party of China (CPC), China will loosen its decades-long one-child population policy, allowing couples to have two children. The birth policy will be adjusted and improved step by step to promote long-term balanced development of the population in China.

Source: National Bureau of Statistics of China, Frost & Sullivan

Yangtze River Delta's Nominal GDP Growth

Nominal GDP (Yangtze River Delta), 2015 – 2024E


Nominal GDP (Trillion RMB)
35
30
25
20
15
10
5
0
13.8
15.3
16.8
18.7
20.0
21.0
23.2
25.3
27.5
29.7
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

	15-19 CAGR	19-24E CAGR
Nominal GDP	9.7%	8.2%

- Yangtze River Delta comprises of Shanghai, Jiangsu and Zhejiang. The region is the most developed region in China. The GDP of the region increased from RMB13.8 trillion in 2015 to RMB20.0 trillion in 2019, and is expected to grow to RMB29.7 billion in 2024. In 2019, the region occupied around 20.4% of the total GDP of China.

Source: National Bureau of Statistics of China; Frost & Sullivan

Yangtze River Delta's Per Capita Nominal GDP Growth



Per Capita Nominal GDP (Yangtze River Delta), 2015 – 2024E
Per Capita Nominal GDP (Thousand RMB)
200
180
160
140
120
100
80
60
40
20
0
86.7
95.5
104.5
115.5
122.4
128.0
141.0
153.5
166.4
179.1
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

	15-19 CAGR	19-24E CAGR
Per Capita Nominal GDP	9.0%	7.9%

- In 2019, the per capita nominal GDP of Yangtze River Delta is approximately 1.7 times of that of China. Going forward, the per capita nominal GDP of the region is forecast to increase at a CAGR of approximately 7.9% from 2019 to 2024, reaching RMB179.1 thousand in 2024.

Source: National Bureau of Statistics of China; Frost & Sullivan

Yangtze River Delta's Per Capita Disposable Income

Per Capita Disposable Income (Yangtze River Delta), 2015 – 2024E


15-19 CAGR
19-24E CAGR
Per Capita Disposable Income
8.8%
7.4%
Per Capita Disposable Income (Thousand RMB)
80
70
60
50
40
30
20
10
0
34.7
37.7
41.1
44.7
48.6
50.1
55.1
59.8
64.7
69.5
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- In line with the growing macro economy, the per capita disposable income of Yangtze delta increased in the past several years from 2015 to 2019 at a CAGR of approximately 8.8%. The income is forecast to grow from RMB48.6 thousand in 2019 to RMB69.5 thousand in 2024, representing a CAGR of approximately 7.4% during the period.

Source: National Bureau of Statistics of China; Frost & Sullivan

Yangtze River Delta's Per Capita Annual Expenditure on Education

Per Capita Annual Expenditure on Education (Yangtze River Delta), 2015 – 2024E



Per Capita Annual Expenditure On Education (RMB)
3500
3000
2500
2000
1500
1000
500
0
1,456
1,641
1,804
1,929
2,132
2,263
2,522
2,777
3,043
3,307
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

	15-19 CAGR	19-24E CAGR
Per Capita Expenditure	10.0%	7.2%

- Residents in Yangtze River Delta spend much more on education comparing with overall China. In 2019, the per capita annual expenditure on education of Yangtze River Delta region was RMB2,132, approximately 2.1 times of that of China. Going forward, the expenditure on education is likely to keep growing in line with the growth of disposable income.

Source: National Bureau of Statistics of China; Frost & Sullivan

Content

Introduction of Chinese Education System

Illustration of China's Education System

- China's mass education system includes formal and informal education. Formal education is designed and delivered based on the predetermined teaching program of administrative authorities on education. After graduation, students will be granted with official certificates/diplomas. Primarily, informal education is comprised of training for hobbies and interests, after-school education for academic subjects, language training, vocational training and higher informal education.


Formal Education
Informal Education
Early Childhood Education
Compulsory Education
Vocational Education
Secondary Vocational School
Junior College
Kindergarten
Primary School
Middle School
High School
University
Fundamental/K12 Education
Higher Education
0-3 Years Old
3-6 Years Old
6-15 Years Old
15-18 Years Old
> 18 Years Old
Training for Hobbies and Interests
Other Tutoring
Primary and Secondary After-School Tutoring (Academic Subjects)
Other Tutoring
Language Training
Vocational Training
Play-and-learn Centre
Higher Informal Education

Note: Junior College refers to "专科" and University refers to "本科".

Source: Frost & Sullivan

Total Revenue of Primary and Secondary Education in China

Total Revenue of Primary and Secondary Education (China), 2015 – 2024E



Revenue of Primary and Secondary Education (RMB Billion)
4500
4000
3500
3000
2500
2000
1500
1000
500
0
15-19 CAGR
19-24E CAGR
Revenue
9.4%
8.2%
1,954.4
2,140.0
2,352.5
2,557.9
2,801.2
2,922.7
3,237.3
3,538.1
3,849.8
4,153.8
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- Primary and Secondary education refers to the period from Grade 1 to Grade 12 in K-12 education. Total revenue of primary and secondary education (中小学教育经费总收入) for the PRC primary and secondary education industry has been calculated by aggregating total PRC government public expenditures allocated to schools in the PRC primary and secondary education industry by the central government and local governments, funding provided to private schools by investors, revenues generated from donations to and fundraising by schools, revenues generated by schools from teaching, research and other activities (such as tuition and school-run businesses), and other educational funding or school revenues.
- Driven by the rising public expenditure and private consumption on education, total revenue of primary and secondary education industry has kept increasing in recent years. Fundamental education has always been acting an important role among various education phases.
- As of 2019, total revenue of primary and secondary education industry has been estimated to reach RMB2,922.7 billion, accounting for around 56.2% of total revenue of overall education industry. From 2015 to 2019, total revenue of fundamental education industry has kept a fast growth pace with a CAGR of 9.4%.

Source: Ministry of Education, Frost & Sullivan

Total Number of Student Enrolments of Primary and Secondary Education

Total Number of Student Enrolments of Primary and Secondary Education (China), 2015 – 2024E

Total Number of Student Enrolments

Unit: Million Persons


163.8
23.7
43.1
97.0
166.1
23.7
43.3
99.1
169.1
23.7
44.4
101.0
173.7
23.8
46.5
103.4
178.0
24.1
48.3
105.6
178.6
24.4
48.8
105.4
180.6
25.2
49.4
106.0
184.0
26.4
49.7
107.9
186.0
27.0
49.8
109.2
185.7
27.6
50.2
107.9
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

Sectors	*15/19 CAGR*	*19/24E CAGR*
	2.1%	**0.9%**
High School	0.4%	2.7%
Middle School	2.9%	0.8%
Primary School	2.1%	0.4%

- The number of students enrolled in primary and secondary education has increased from 2015 to 2019, mainly driven by the increase in student enrolment in primary schools, following the aging of the growing population of preschool students of previous years ages and transitions into primary school. The total number of students enrolled in primary and secondary education has increased from 163.8 million persons in 2015 to 178.0 million persons in 2019, representing a CAGR of 2.1%. With the adoption of the two-child policy, and increasing number of students transiting into lower and high school, the total number of students enrolled in primary and secondary education is expected to reach 185.7 million persons in 2024.

Source: Ministry of Education, Frost & Sullivan

Market Drivers of Education Market in China

Major Drivers

1 **Rising Demand**

2 **Higher Expenditure on Education**

3 **Supports from the Government**


MARKET DRIVERS

Major Driver	Description
Rising Demand	Over the last decades, the Family Planning Policy has been gradually relaxed. Till 2011, families were eligible to have two children if both of the parents are only-children. In 2013, the Chinese government further relaxed the policy by allowing families to have two children if either of the parents is an only-child. And in 2015, China started Two-child Policy instead of One-child Policy. The crude birth rate has increased since the beginning of the century due to the relaxation of the policy. The higher birth rate shows a large demand of education resources in the future when newborns reach school age. The potential demand is likely to drive China's education market in the coming years.
Higher Expenditure on Education	In China, parents has always been paying high attention on children's education. Parents have strong willingness to pay for children's education. Also, as the disposable income grows, Chinese parents are able to afford a higher cost. The per capita annual expenditure on education of Chinese households increased steadily from 2015 to 2019, showing that parents are spending more on education. With parents' higher purchasing power and stronger willingness to spend on education, the education market is likely to continue to develop.
Supports from the Government	Chinese government regards education as the foundation of the nation. The government has issued several policies on education and established development plan. The public expenditure on education realised a CAGR of 9.4% from 2015 to 2019. According to *the National Medium-to-Long Term Educational Reform and Development Plan (2010-2020)*, the government will continue to increase financial investment in education and encourage both public and private formal education in the coming future. The strong supports from the government is expected to drive this market in China.

Source: Frost & Sullivan

Analysis of "National Medium-to-Long Term Educational Reform and Development Plan"

In 2010, "National Medium-to-Long Term Educational Reform and Development Plan (2010-2020)国家中长期教育改革和发展规划纲要（2010-2020年）" was promulgated. This plan has set strategic development plan and key objectives for each different sectors, covering pre-school education, compulsory education (primary and middle schools), upper secondary education, vocational education, higher education, and adult education, etc. Below illustrated some key messages of the plan.

Extracted Key Messages of "National Medium-to-Long Term Educational Reform and Development Plan (2010-2020)"

To increase financial investment in education.

- Financial investment is the base for the development of the education industry. On one hand, the government should take educational investment as one of the key priorities when making governmental expenditure budget; on the other hand, preferential policies are likely to be made and issued to encourage the investment of varied financing sources including private capitals in education.

To support the development of private education.

- The development of private education is strongly advocated by the Chinese government. And more favorable policies are likely to be made and issued to drive the development of private education. It is also advocated that the autonomy of private schools (私立学校自主性) must be protected by laws, which indicates less administrative intervention towards private schools.

To strengthen international communication and cooperation.

- International communication and cooperation is advocated so as to further improve internalisation level of the Chinese education industry. Different schools are all encouraged to develop international cooperation, especially with leading institutions in the world. Secondary and primary schools are encouraged to strengthen international cooperation and communication.



Source: Frost & Sullivan

Policies and Regulations on Primary and Secondary Education

Towards the development of primary and secondary education, the Chinese government mainly intends to further expand the popularity and promote the balanced development of primary and secondary education, trying its best to ensure that all school-age population earn primary and secondary education. Below illustrated some policies and regulations on primary and secondary education.

Policies and Regulations on Primary and Secondary Education (China)

Name	Issued Time	Issued Department	Key Messages
Opinions on Further Promoting the Balanced Development of Compulsory Education《国务院关于深入推进义务教育均衡发展的意见》	2012	The State Council of the PRC 国务院	• To promote the sharing of high-quality teaching resources, the balanced allocation of teaching resources, reasonable allocation of teachers and guarantee the equal rights of children with disabilities and so on so as to further drive the balanced development of compulsory education.
National Medium-to-Long Term Educational Reform and Development Plan (2010-2020)"《国家中长期教育改革和发展规划纲要（2010-2020年）》	2010	The State Council of the PRC 国务院	• It has planned specific strategic objectives and tasks of fundamental education. Key tasks include the universalization of pre-schools education and senior secondary education, the balanced development of compulsory education, consolidation of the development achievements of compulsory education and so on.
Several Opinions on the Current Development of Pre-school Education《国务院关于当前发展学前教育的若干意见》	2010	The State Council of the PRC 国务院	• It listed key opinions to further drive the development of pre-schools education. For example, it advocates the strengthening of the training of teachers and expansion of investment on pre-schools education through various financing channels and so on.

Source: Frost & Sullivan

Policies and Regulations on Primary and Secondary Education (Cont.)

Towards the development of primary and secondary education, the Chinese government mainly intends to further expand the popularity and promote the balanced development of primary and secondary education, trying its best to ensure that all school-age population earn primary and secondary education. Below illustrated some policies and regulations on primary and secondary education.

Policies and Regulations on Primary and Secondary Education (China)

Name	Issued Time	Issued Department	Key Messages
Compulsory Education Law 《义务教育法》	1986, amended in 2006	Adopted at the Sixth National People's Congress 第六届全国人民代表大会通过，第十届全国人民代表大会修订	• To guarantee the right to compulsory education of school-age children and adolescents and ensure the implementation of the compulsory education policy.
Notice on Education Tax Policies by Ministry of Finance of the People's Republic of China and State Administration of Taxation 《财政部国家税务总局关于教育税收政策的通知》	2004	Ministry of Finance of the People's Republic of China and State Administration of Taxation 财政部国家税务总局	• Schools and universities are exempted from business tax. Financial appropriations for schools' development are exempted from income tax. • House properties and fields used by schools are exempted from housing property tax and urban and town land use tax. • Cultivated land used acquired by schools and universities are exempted from farmland occupation tax. • Imported instruments, books, school supplies, etc. are free from import tariff.

Source: Frost & Sullivan

Total Revenue of Private Primary and Secondary Education in China


Total Revenue of Private Primary and Secondary Education (China), 2015 – 2024E
Revenue of Primary and Secondary Education (RMB Billion)
450
400
350
300
250
200
150
100
50
0
15-19 CAGR
19-24E CAGR
Revenue
16.2%
12.4%
117.8
135.1
163.5
188.8
214.9
231.5
270.6
308.3
347.3
386.1
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- Total revenue of private primary and secondary education industry (民办基础教育经费总收入) has been calculated by aggregating total PRC government public expenditures allocated to schools in the PRC private primary and secondary education industry by the central government and local governments, funding provided to private schools by investors, revenues generated from donations to and fundraising by schools, revenues generated by schools from teaching, research and other activities (such as tuition and school-run businesses), and other educational funding or school revenues.
- So far, private education has become an important force in the Chinese educational system. With consumers' rising preference towards private schools, more and more parents in China tend to sending their children to private schools, driving the increasing enrollments of private schools and also their income of education industry from tuition fees and private investment.
- From 2015 to 2019, total revenue of private primary and secondary education industry increased from RMB117.8 billion to RMB214.9 billion, representing a CAGR of 11.6%. From 2019 to 2024, total revenue of private fundamental education industry is expected to grow at a CAGR of 12.4% and to reach RMB386.1 billion in 2024.

Source: Ministry of Education, Frost & Sullivan

Total Number of Student Enrolments of Private Primary and Secondary Education

Total Number of Student Enrolments of Private Primary and Secondary Education (China), 2015 – 2024E

Total Number of Student Enrolments

Unit: Million Persons


14.7
2.6
5.0
7.1
15.7
2.8
5.3
7.6
17.0
3.1
5.8
8.1
18.5
3.3
6.4
8.8
19.9
3.6
6.9
9.4
20.7
3.9
7.1
9.8
21.6
4.1
7.4
10.1
22.4
4.3
7.6
10.6
23.2
4.5
7.9
10.9
24.0
4.7
8.1
11.2
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

Sectors	*15/19 CAGR*	*19/24E CAGR*
	7.9%	**3.8%**
High School	8.5%	5.5%
Middle School	8.4%	3.3%
Primary School	7.3%	3.6%

- Generally speaking, over the past years, there were more and more students shifting from public schools to private ones and thus leading to the quicker growth of private schools than public ones by total student enrollments.
- However, the development of private schools also has encountered a series of troubles especially compulsory educational schools and senior secondary schools. In some cases, private schools were over-intervened by the government. In some regions, the government offered more favorable policies to public schools than private schools, and the competitive education resource was allocated to public schools. It was hard for private schools to achieve equivalent attentions and supports with public schools. However, in the coming future, it is believed that the government is likely to gradually help fix these problems by adjusting its policies so that private schools are likely to have a better environment. Since the promulgation and execution of Law of the People's Republic of China on Promotion of Privately-run Schools(中华人民共和国民办教育促进法) in 2003, private education in China entered a new development stage. With the further execution of the law and relevant educational regulations, the government is likely to strengthen its support on the development of private schools. In addition, the demand is also likely to increase.

Source: Ministry of Education, Frost & Sullivan

Market Drivers of Private Fundamental Education

	Market Drivers
1	Great Attention on Children's Education of Chinese Households
2	Supports from Central and Local Government
3	Improved Investment on Private Education of the Entire Society
4	Increase of Income and Wealth

Market Drivers

Great Attention on Children's Education of Chinese Households

- In China, children's education has always been highly valued by parents. As long as their children receive high-quality education, parents have strong willingness to afford great cost. In addition, there are emerging Chinese parents who would like their children to receive not only exam-oriented education, but also differentiated education such as art and music training, which are usually provided by some premium private schools. Under this trend, the development of private primary and secondary education is likely to grow.

Supports from Central and Local Government

- Since the 1980s, the Chinese government, both at Central and Local level, has launched a series of policies to encourage the development of private education institutions. In some regions, local government has taken many favorable policies to attract well-branded private schools to establish local branch such as free land, financial support for campus building and so on.

Improved Investment on Private Education of the Entire Society

- The Chinese government has issued several regulations such as the Private Education Promotion Law to promote the development of private education. Advocated by the government and driven by market demand, the entire Chinese society has paid great attention to the development of private education. Many private capitals are interested in this field and have invested in the market. Under this circumstance, private primary and secondary education industry is likely to enjoy more investment from different sources and benefit from this trend.

Increase of Income and Wealth

- As China's economy grows, the disposable income of Chinese citizens has increased tremendously RMB34,700 in 2015 to RMB48,600 in 2019 with a CAGR of approximately 8.8%. Additionally, with more disposable income, Chinese are likely to further increase their investment in education, as most Chinese families highly value the importance of education of their children.

Source: Frost & Sullivan

Penetration Rate of Private Schools

As a whole, penetration of private schools in the overall fundamental education system has increased over the past five years, which has indicated that more students have chosen to go to private schools instead of public ones; and this trend is likely to continue in the coming period.

Private Schools Penetration in Primary and Secondary Education by Number of Student Enrollments (China), 2015 – 2024E



Upper Secondary Education
Lower Secondary Education
Primary School
11.0%
11.6%
11.8%
12.2%
13.1%
13.1%
13.9%
13.8%
14.9%
14.3%
15.6%
14.5%
15.9%
15.0%
15.9%
15.3%
16.3%
15.9%
16.70%
16.10%
7.3%
7.7%
8.0%
8.5%
8.9%
9.3%
9.6%
9.8%
10.0%
10.50%
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

Source: Frost & Sullivan Analysis

Comparison of Private Schools and Public Schools

	Private Schools	Public Schools
Entry Barrier for Students	• Lower entry barrier for students • Have less limits to students' background and administrative procedures	• Commonly have specific requirements and limits on some aspects, such as registered permanent residence
Independence in Operation	• Private schools' owner have independence to a great extent in schools' operation and development direction	• Under the direct administration of relevant governmental authorities • Have little independence in schools' development strategy and daily operation
Awareness of Competition	• Stronger awareness of competition and crisis • Benchmark themselves in a competitive market and continuously enhancing their competitive edge	• Relatively weaker awareness of competition • Dependence on financial support from the government to some extent relieves the pressure of operation, which sometimes slows down the developing progress of public schools
Flexibility and Diversity of Mechanism	• Operating mechanism in private schools are always much more flexible and diverse than that in public schools. They have a complete system of employment and stimulus measures, which broadens the source of teachers and encourages teachers to enhance their teaching methods and quality	• The operating mechanism of public schools, such as teachers' headcount, staff employment and encouraging mechanism, is always limited in traditional administrative mode, which sometimes not benefits for stimulating enthusiasm of the staff • Better resources of teachers

Source: Frost & Sullivan

UPDATED

Total Revenue of Premium Private Primary and Secondary Education in China



Total Revenue of Premium Private Primary and Secondary Education (China), 2015 – 2024E
Revenue of Premium Primary and Secondary Educatio
(RMB Billion)
180
160
140
120
100
80
60
40
20
0
15-19 CAGR
19-24E CAGR
Revenue
18.2%
14.5%
40.0
46.6
57.6
67.5
78.0
85.7
101.7
117.9
135.4
153.7
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- Premium private primary and secondary schools refer to private schools whose annual tuition fee is higher than the average per student public fiscal budget on education in each province. The standard for each province is very different considering the economic development and the fiscal budget of the province. The premium schools generally offer higher quality education, more advanced educational facilities and a more satisfying learning environment to students. For example, some of the premium private schools offer art and music training, and some may provide bilingual environment.
- The total revenue of premium private primary and secondary education grows at a faster Compound annual growth rate ("CAGR") of 18.2% from 2015 to 2019 comparing with the overall private primary and secondary education, which was 9.4% during the same period. The market is expected to keep growing at a high CAGR of approximately 14.5% in the coming years from 2019 to 2024, driven by the increasing income of Chinese households and their increasing expectation for quality of education.

Source: Ministry of Education, Frost & Sullivan

Total Number of Student Enrolments of Premium Private Primary and Secondary Education

Total Number of Student Enrolments of Premium Private Primary and Secondary Education (China), 2015 – 2024E

Total Number of Student Enrolments

Unit: Million Persons



2.6
0.8
0.7
1.1
2.9
0.9
0.8
1.2
3.2
1.0
0.9
1.3
3.5
1.1
1.0
1.4
3.9
1.3
1.1
1.5
4.1
1.4
1.1
1.6
4.3
1.5
1.2
1.6
4.6
1.6
1.3
1.7
4.8
1.7
1.3
1.8
5.1
1.8
1.4
1.9
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

Sectors	*15/19 CAGR*	*19/24E CAGR*
	10.7%	**5.5%**
High School	12.9%	6.7%
Middle School	12.0%	4.9%
Primary School	8.1%	4.8%

- The number of student enrollments in premium private primary and secondary schools accounts for around 20% of the total student enrollments in private primary and secondary schools in China. From 2015 to 2019, the number of students enrolled in premium private primary and secondary schools increased from 2.6 million to 3.9 million, representing a CAGR of approximately 10.7%. High school is the fastest growing segment with a CAGR of approximately 12.9%.

Source: Ministry of Education, Frost & Sullivan

Total Revenue of Premium Private Primary and Secondary Education in Yangtze River Delta


Total Revenue of Premium Private Primary and Secondary Education (Yangtze River Delta), 2015 – 2024E
Revenue of Premium Primary and Secondary Educatio
(RMB Billion)
35
30
25
20
15
10
5
0
9.0
10.4
12.0
13.8
15.8
18.2
20.5
23.3
26.4
29.7
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

	15-19 CAGR	19-24E CAGR
Revenue	15.1%	13.5%

- The average annual tuition fee of premium private education in Yangtze River Delta is within the range of RMB20,000-100,000.
- The total revenue of premium private primary and secondary education in the region grew from RMB9.0 billion in 2014 to RMB15.8 billion in 2019 with a CAGR of approximately 15.1%. The revenue is expected to grow to RMB29.7 billion in 2024, mainly due to the higher disposable income and expenditure on education of residents in Yangtze River Delta.

Source: Ministry of Education, Frost & Sullivan

Total Number of Student Enrolments of Premium Private Primary and Secondary Education

Total Number of Student Enrolments of Premium Private Primary and Secondary Education (YRD), 2015 – 2024E

Total Number of Student Enrolments

Unit: Thousand Persons



384.7
121.2
121.6
141.9
421.5
135.1
130.0
156.4
450.7
143.2
137.9
169.6
477.9
153.3
144.8
179.8
507.8
164.5
152.5
190.8
537.6
174.3
161.1
202.2
570.9
188.7
169.3
212.9
607.2
197.1
177.7
232.4
643.2
214.8
186.1
242.3
679.5
235.5
194.1
249.9
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

Sectors	***15/19 CAGR***	***19/24E CAGR***
	7.2%	**6.0%**
Upper Secondary School	7.9%	7.4%
Lower Secondary School	5.8%	4.9%
Primary School	7.7%	5.5%

- the number of students enrolled in premium private primary and secondary schools in Yangtze River Delta increased from 384.7 thousand in 2015 to 507.8 thousand in 2019, representing a CAGR of approximately 7.2%. Going forward, the total number enrollments is likely to grow to 679.5 thousand in 2024 with a CAGR of approximately 6.0% from 2019 to 2024.

Source: Ministry of Education, Frost & Sullivan

Average Annual Tuition and Miscellaneous Fees for Premium Private Schools



Average Annual Tuition and Miscellaneous Fees for Private Schools (South China), 2019


Unit: Thousand RMB/year
Primary School
24.7
47.5
Lower Secondary School
22.7
24.5
Upper Secondary School
14.9
22.0
China
Yangtze River Delta

- Private schools, sustained by tuition fee, usually charges much higher than public schools.
- The average annual tuition and miscellaneous fees for premium private schools in Yangtze River is the higher than that of China due to the higher disposable income and developed economy. In Yangtze River Delta, the average annual tuition and miscellaneous fee for private schools was RMB47.5 thousand, RMB24.5 thousand and RMB22.0 thousand, respectively for high school students, middle school students and primary school students respectively in 2019.

Note: 1. 2019 refers to academic year starts in September 2019 and ends in August 2020.
2. Tuition and miscellaneous fee for international courses provided to Chinese students are included, but foreign students are excluded.

Source: Frost & Sullivan Analysis

Competitive Landscape of Premium Private Primary and Secondary Education Market in Yangtze River Delta

Market Concentration (Yangtze River Delta), 2019



100%
80%
60%
40%
20%
0%
Top 5, 17.1%
Others, 82.9%

Total Student Enrollments: 507.9 Thousands

Market Share of Top 5 Providers (Yangtze River Delta), 2019



Hailiang Education, 4.5%
New Epoch Education, 3.9%
Guanghua Education, 3.8%
Ronghuai, 2.7%
Xiehe Education, 2.2%

Student Enrollments of Top 5 Providers (Yangtze River Delta), 2019



Hailiang Education 22.8
New Epoch Education 19.7
Guanghua Education 19.1
Ronghuai 13.9
Xiehe Education 11.0

Unit: Thousand Students

- The premium private primary and secondary education market in Yangtze River Delta is rather fragmented. In 2019, the top 5 players together occupied 17.1% of the market share in terms of student enrollments.
- Hailiang Education ranked first place in 2019, the total enrollment of Hailiang was 22.8 thousand students, accounting for 4.5% of the market. New Epoch Education ranked at the second place with a number of 19.7 thousand students. Guanghua Education ranked third place and shared 3.8% of the market. Ronghuai ranked at the fourth place, followed by Xiehe Education with a total enrollment of 11.0 thousand students.
- The student enrollments of the Company was 1,493 in 2019, taking approximately 0.3% market share in the premium private primary and secondary education market in Yangtze River Delta .

Source: Frost & Sullivan

Future Trends, Threats and Challenges of Premium Private Primary and Secondary Education Market in China

Future Trends and Opportunities

- **Increasing Demand of High-quality Education:** The requirements of Chinese residents on educational resources, such as teachers, campus environment, and educational facilities are rising in recent years. Up to now, high-quality educational resources in China are still limited. In most cases, the limited education resources were unequally allocated in different schools. Chinese parents always tend to seek the schools with high-quality educational resources for their children.
- **Asset-light Development Model:** For premium private primary and secondary school operators with high brand recognition and reputation, they could expand their business by host public and private schools and output education consultation and management services without owning the schools. The asset-light development model provides a large potential market for premium private school operators as the customer base is rather large in China.

Future Trends

Threats and Challenges

- **Dominance of Public Education:** Compared with public education system, private education is still in a developing stage in mainland China. Public education is dominant and has taken a majority of educational resources. For example, over 90 percent of public educational funds were spent on public schools. Additionally, a vast majority of teachers, approximately 90%, work in public schools. Therefore, most Chinese still default to attend public schools for K-12 education. It is not easy to change this status quo. Generally, public schools have longer history than private schools; hence, many believe public schools are more experienced and trustworthy. Also, private schools typically charge higher tuitions and fees than public schools. This has set barriers for many Chinese households who want to send their children to private schools. However, the continuous growth of Chinese people's disposable income and wealth is likely to help weaken this negative challenge.

Source: Frost & Sullivan

Analysis of Asset-light Development Model

Key Points

1 **Large Customer Base**

2 **Light Asset Management**


Asset Light
Platform Heavy

Key Points	Description
Large Customer Base	According to the Ministry of Education, there are 222.6 thousand formal primary and secondary schools in China in 2019, among which 15.4 thousand are private schools. Some of the schools, especially those in tier 3 and lower tier regions, are searching for management teams with high brand recognition and reputation and advanced management system in order to rise enrollment and higher the passing rate of Zhongkao and Gaokao. Also, some of the investors who want to enter the market of primary and secondary education may search for hosts with deep industry know-how and good track record. The existing schools and potential players comprises a large customer base for host model.
Light Asset Management	• The diversified asset-light development model brings growth potential and sustainable profitability to school operators. While the operators run their own schools, they also host public and private schools in the operation mode of private schools, and outputs education consultation and management services. Moreover, the operators provides various after-school services to students, constantly extending different education products and improving profitability.

Source: Frost & Sullivan

Industry Norm

- According to the Regulations on the Selection of Exceptional Teachers (《特级教师评选规定》) issued by the Ministry of Education (Former State Education Commission), the Ministry of Human Resources and Social Security (Former Ministry of Personnel) and the Ministry of Finance in June 1993, the number of exceptional teachers in services should be less than 1.5‰ of the total number of teacher in service in primary and secondary education.
- The average student-teacher ratio of private K-12 schools in China which ranges from 17:1 to 18:1 as of the end of the 2018/2019 school year.
- The total number of premium private K-12 schools in the Yangtze River Delta area has increased steadily, from around 300 in 2015 to around 400 in 2019. The proportion of students in premium private K-12 schools against the total number of students in K-12 schools also increased from 21.6% to 23.2% during the same period.

Source: Frost & Sullivan

Content

Overview of Minority Language Training Services Market in China

Classification of ELT

- Minority languages refer to all the foreign languages other than English. **China MLT (Minority Language Training) Market** is defined as minority language teaching and training services market where students obtain minority language training and training services provided by training institutions. The services could be provided either online or offline. The market is further segmented into interest-oriented MLT, study/work-oriented MLT and Gaokao-oriented MLT.

1 Interest-oriented MLT

- Interest-oriented MLT refers to the services for helping students to learn or improve minority language skills, mostly for communication skills. General MLT services do not have clear goals as study/work-oriented MLT or Gaokao-oriented MLT. Most participants of general MLT training services are employers or university students.

2 Study/Work-oriented MLT

- Study/work-oriented ELT refers to the services for helping students to achieve high scores in specific language tests such as DELE (Diplomas de Español Como Lengua Extranjera, Diplomas of Spanish as a Foreign Language examination), JLPT (the Japanese Language Proficiency Test), etc. in order to get better offers from foreign universities or enterprises.

3 Gaokao-oriented MLT

- In order to be admitted to colleges in China, high school students are required to take the college entrance examinations, or Gaokao (高考). Gaokao is the most critical set of examinations for a student as the results determine whether a student will be able to attend a high-ranked college, or any at all, which in turn has a significant impact on the student's future job prospects.
- Students in China could choose minority language instead of English in Gaokao. As minority language exams are generally easier than English in Gaokao and students are able to get a higher score after training, an increasing number of students in China prefer to choose minority language rather than English. Gaokao-oriented MLT services are targeting to help students to get a high score in the minority language exam in Gaokao.

Source: Frost & Sullivan

UPDATED

Market Size of Minority Language Training Services Market

Revenue of Minority Language Training Services Market (China), 2015 – 2024E


Revenue (Billion RMB)
50
45
40
35
30
25
20
15
10
5
0
10.7
11.8
14.8
17.3
21.2
14.3
26.3
31.3
37.5
44.7
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

	15-19 CAGR	19-24E CAGR
Revenue	18.6%	16.1%

- The market of minority language training services increased from RMB10.7 billion in 2015 to RMB21.2 billion in 2019, representing a CAGR of approximately 18.6%, mainly due to the growing popularity of minority language among Chinese. In 2020, the market drops due to the spread of COVID-19. However, it is expected that the market will recover soon after the spread of the disease is largely controlled in China.
- Going forward, the market is likely to keep the growing trend as minority language talents are becoming increasingly important in China. The market is forecast to grow at a CAGR of approximately 16.1% from 2019 to 2024, reaching RMB44.7 billion in 2024.

Source: National Bureau of Statistics of China; Frost & Sullivan

Market Drivers of Minority Language Training Services Market in China

	Major Drivers
1	Growing Number of Students Studying Abroad
2	Increasing Demand for Minority Language Talents
3	Growing Number of Students Participating in minority language test in Gaokao


MAJOR DRIVERS

Major Drivers	Description
Growing Number of Students Studying Abroad	Over the past years, the number of Chinese students studying abroad has been growing and China has become the world's largest student origin country. As of 2019, the number of students to start studying abroad was 716,200. The CAGR of 2015 to 2019 was approximately 8.1%. The number of students studying abroad increased from 1,264,300 to 1,636,500 with a CAGR of approximately 6.7% from 2015 to 2019. Around 25% of the students choose to study in non-English speaking countries. For example, Chinese students studying in Spain increased from 8,400 in 2015 to 13,400 in 2019, representing a CAGR of approximately 12.4%. During the same period, Chinese students studying in Japan increased from 94,100 to 124,400 at a CAGR of 7.2%. Basic language skills are needed in order to live and study in these countries. Under these circumstances, an increasing number of Chinese students are enrolled in minority language training institutions before going abroad, which drives the development of minority language training services market.
Increasing Demand for Minority Language Talents	Chinese enterprises have accelerated their globalization process, creating an increasing demand for bilingual and multilingual talents. Proficiency in minority language is sometimes essential for conducting various business activities across different companies from other countries. Globalization has also raised the standard of career requirements. The awareness of the importance of minority language training has prompted an increasing number of adults to improve their language skills.
Growing Number of Students Participating in minority language test in Gaokao	The number of students choosing minority language test instead of English keeps growing in recent years in China. The total number increased from 10.1 thousand in 2015 to 47.6 thousand in 2019, representing a CAGR of approximately 47.3% during the period. The growing number of participants in minority language test in Gaokao is likely to drive the market in the future.

Source: Frost & Sullivan

Policies and Regulations of Minority Language Training Services Market in China

Laws/Measures	Enacted/Implemented by	Issue Date
Notice of the Ministry of Education on Issuing the Scheme of Courses in High School and the Course Standards for Chinese and other Disciplines (2017 Edition 2020 Revision) 《教育部关于印发普通高中课程方案和语文等学科课程标准（2017年版2020年修订）的通知》	Ministry of Education 教育部	2020 May
The notice was issued to regulate the courses set for high school students. Subjects of minority languages including Spanish, Japanese, Russian, German and French are included in the standards, showing that these courses have become regular courses in China.		
Letter Regarding the Reply to No.0013 (No.006 of Education Catagory) Proposal of the First Session of the 13th CPPCC National Committee 《关于政协十三届全国委员会第一次会议第0013号（教育类006号）提案答复的函》	Ministry of Education 教育部	2018 Sep
In line with the development of One Road One Belt strategy, it has become increasingly important to foster multilingual talents. In the letter, the Ministry of Education paid high attention on the set of courses of minority languages in primary and secondary schools, promoted multilingual curricula and the exams of minority language in Gaokao and enhanced the foster of multilingual talents.		
Notice of the Teachers' Affairs Department of Ministry of Education on the Addition of Mental Health Education and other Disciplines in the Primary and Secondary School Teacher Qualification Examinations 《教育部教师工作司关于中小学教师资格考试增加"心理健康教育"等学科的通知》	Ministry of Education 教育部	2017 Jul
Japanese and Russian are added in the primary and secondary school teacher qualification examinations, showing that the ministry of education is promoting the development of minority languages.		

Source: Frost & Sullivan

Future Trends, Threats and Challenges of Minority Language Training Services Market in China

Future Trends and Opportunities

- **Online Education Revolution:** With the increasing penetration rate of the Internet and electronic equipment such as laptops and smart phones, the online education market has provided new development opportunities to the minority language training services market. Proper online learning tools and courses, such as live class, are more flexible and convenient for students to arrange study time. The online education enlarges the capability of training service providers as it allows a larger number of students to attend the same class. It also attracts students who are not able to attend offline classes. In addition, new technologies such as big data and artificial intelligence will provide innovation of learning scenes with more accuracy and interactivity. Under this circumstance, the revolution of online education is expected to present great development potential for the market.

Future Trends

Threats and Challenges

- **Fierce Competition on Resources:** The minority language training services market in China has witnessed a growth in the past five years. With limited human resources in the market, it is extremely important for minority language training services providers to compete for talents by paying high-level salary and providing friendly working environment to teachers. Players have been competing for highly qualified teachers, as well as seeking for better school locations to attract students. Market players also need to invest on resources such as online software development, equipment updating and renting expenses. The scarcity of resources has become a big threat to the players, especially for small ones.

Source: Frost & Sullivan

Revenue Segmentation of Minority Language Training Services Market (1/2)

Revenue of Minority Language Training Services Market, Segmented by Purpose (China), 2015 – 2024E


Revenue (Billion RMB)
80
70
60
50
40
30
20
10
0
10.7
11.8
14.8
17.3
21.2
14.3
26.3
31.3
37.5
44.7

	2015	2016	2017	2018	2019	2020E	2021E	2022E	2023E	2024E	15-19 CAGR	19-24E CAGR
Total	10.7	11.8	14.8	17.3	21.2	14.3	26.3	31.3	37.5	44.7	18.6%	16.1%
Interest-oriented	7.6	8.3	10.4	12.0	14.6	9.2	17.8	19.3	21.9	24.2	17.7%	10.6%
Study/Work-oriented	3.0	3.3	4.0	4.7	5.7	3.6	6.9	8.1	9.6	11.4	17.4%	14.9%
Gaokao-oriented	0.1	0.2	0.4	0.6	1.0	1.6	2.5	3.9	6.0	9.2	77.8%	55.9%

- Interest-oriented segment is the largest segment in the market, accounting for approximately 68.9% of the total market in 2019. The market is expected to grow to RMB24.2 billion in 2024. The study/work-oriented segment accounted for approximately 26.9% of the market in 2019.
- Though Gaokao-oriented minority language training services only accounted for approximately 4.7% of the total market in 2019, the segment grew and is expected to keep growing at the fastest pace in recent years. The segment is forecast to grow at a CAGR of approximately 55.9% from 2019 to 2024.

Source: National Bureau of Statistics of China; Frost & Sullivan

Revenue Segmentation of Minority Language Training Services Market (2/2)

Revenue of Minority Language Training Services Market (China), Segmented by Languages, 2015 – 2024E



Revenue (Billion RMB)
80
70
60
50
40
30
20
10
0
10.7
11.8
14.8
17.3
21.2
14.3
26.3
31.3
37.5
44.7

	2015	2016	2017	2018	2019	2020E	2021E	2022E	2023E	2024E	15-19 CAGR	19-24E CAGR
Total	10.7	11.8	14.8	17.3	21.2	14.3	26.3	31.3	37.5	44.7	18.6%	16.1%
Japanese	5.9	6.5	8.0	9.4	11.4	7.7	14.0	16.6	19.8	23.5	17.9%	15.6%
Korean	2.9	3.2	3.9	4.6	5.5	3.7	6.7	7.8	9.2	10.8	17.4%	14.4%
French	0.6	0.7	0.9	1.0	1.3	0.9	1.7	2.1	2.6	3.2	21.3%	19.7%
Spanish	0.3	0.3	0.4	0.5	0.7	0.5	0.9	1.1	1.4	1.7	23.6%	19.4%
German	0.3	0.4	0.5	0.6	0.7	0.5	0.9	1.1	1.4	1.7	23.6%	19.4%
Others	0.7	0.7	1.1	1.2	1.6	1.0	2.1	2.6	3.1	3.8	23.0%	18.9%

- Japanese training services accounts for the largest part in the minority language training services market in China. In 2019, Japanese took approximately 53.8% of the total market share.
- Spanish accounted for approximately 3.3% of the total market in 2019, increasing from approximately 2.8% of the total market in 2015. The market is expected to keep the fast growing pace due to the promotion of minority language test in Gaokao. The share of Korea is expected to drop slightly as Korean is not contained in the Gaokao language test.

Source: National Bureau of Statistics of China; Frost & Sullivan

Competitive Landscape of China's Minority Language Training Services Market


Market Concentration (China), 2019
100%
80%
60%
40%
20%
0%
Top 3, 5.7%
Others, 94.3%
Market Size: RMB21.2 Billion
Market Share of Top 3 Providers (China), 2019
New Oriental, 1.6%
Neworld Education, 2.2%
Etymology Education, 1.9%
Revenue of Top 3 Providers (China), 2019
Neworld Education
466.7
Etymology Education
406.3
New Oriental
337.5
Unit: RMB Million

- China's minority language training services market is extremely fragmented with top three providers only accounting for 5.7% market in 2019.
- As Japanese training services account for the largest market share in the market, the leading market players mainly focus on Japanese training services. Neworld Education primarily, an integrated minority language training service providers, ranked first place in 2019. The revenue of Neworld Education was approximately RMB466.7 million, taking approximately 2.2% market share in 2019. Etymology Educaiton is the second largest minority language training service providers with RMB406.3 million revenue in 2019. New Oriental ranked at the third place with a market share of 1.6% in 2019.
- The Company generated approximately RMB33.8 million from minority language training services in 2019, accounting for approximately 0.2% market share in China.

Source: Frost & Sullivan

UPDATED

Competitive Landscape of China's Spanish Training Services Market

Market Concentration (China), 2019



100%
80%
60%
40%
20%
0%
Top 3, 5.9%
Others, 94.1%

Market Size: RMB0.7 Billion

Market Share of Top 3 Providers (China), 2019



SerEdu, 1.5%
New Oriental, 2.4%
The Company, 2.0%

Revenue of Top 3 Providers (China), 2019



New Oriental
16.9
The Company
13.9
SerEdu
10.8

Unit: RMB Million

- China's Spanish training services market is also fragmented. In 2019, the top three providers together took approximately 5.9% market share in terms of revenue.
- New Oriental was China's largest Spanish training service provider with a revenue of RMB16.9 million, accounting for approximately 2.4% market share in 2019. The Company ranked at the second place with a revenue of RMB13.9 million and took approximately 2.0% market share. SerEdu was the third largest Spanish training service provider in China. The Company accounted for approximately 8.9% in the Spanish Training Services market in Shanghai.

Source: Frost & Sullivan

Competitive Landscape of Shanghai's Spanish Training Services Market

Market Concentration (Shanghai), 2019


100%
80%
60%
40%
20%
0%
Top 3, 17.3%
Others, 82.7%

Market Size: RMB0.7 Billion

Market Share of Top 3 Providers (Shanghai), 2019


SerEdu, 3.0%
New Oriental, 5.0%
The Company, 9.3%

Revenue of Top 3 Providers (Shanghai), 2019


The Company
13.9
New Oriental
7.5
SerEdu
4.5

Unit: RMB Million

- Shanghai's Spanish training services market is relatively concentrated with the top three providers together taking approximately 17.3% market share in terms of revenue.
- The Company was Shanghai's largest Spanish training service provider with a revenue of RMB13.9 million, accounting for approximately 9.3% market share in 2019. New Oriental ranked at the second place with a revenue of RMB7.5 million and took approximately 5.0% market share. SerEdu was the third largest Spanish training service provider in Shanghai.

Source: Frost & Sullivan

Entry Barriers Analysis

Entry Barriers

Human Resource	• The quality of training is essential to gain success in the minority language training market. The quality and qualifications of educators decide the institutional reputation and client satisfaction, therefore greatly influence the outcome of training. Existing institutions have made great effort to recruit a high-level teaching team including foreign teachers and professional educators to support their business. It's difficult for new market entrants to establish such a qualified teaching team in a short time.
Brand Recognition	• Customers are more likely to choose minority language training institutions with high brand recognition and good brand reputation. Exiting players have established their brand awareness through years of marketing, operating experience and long-term investment. New institutions need a long time of accumulation to establish and raise their brand recognition.
Capital Requirements	• To enter the market of minority language training services market in China requires large initial investment for the teaching staff resources, rents for learning centres, spending on system development and other related expenses. The investment is also generally an on-going long term investment commitment on top of the initial investment. Therefore, the ability for operators to secure sufficient capital will be critical as they will need to commit into all the investment requirements.
Professional Management	• A professional and dedicated management team one of the key factors in the market competition. An experienced management team with expertise in the market ensures the quality of training. It is difficult for new entrants to recruit and incorporate such a professional management team in a short time.

Source: Frost & Sullivan

Market Size of Gaokao-oriented Minority Language Training Services Market

Revenue of Gaokao-oriented Minority Language Training Services Market (China), 2015 – 2024E

	15-19 CAGR	19-24E CAGR
Revenue	82.0%	73.7%



Revenue (Million RMB)
10000
8000
6000
4000
2000
0
54.8
95.7
178.3
332.0
601.5
1,056.2
1,841.3
3,239.8
5,616.7
9,516.6
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The market of Gaokao-oriented minority language training services witnessed a rapid growth from 2015 to 2019. In 2019, this segment reached RMB601.5 million, accounting for approximately 3% of the total minority language training service market. Compared to other segment of minority language training services market, this segment is the only segment that is not strongly impacted by the spread of COVID-19 in 2020 because Gaokao was held and students participated in the 2020 Gaokao.
- Going forward, the market is expected to grow at a CAGR of approximately 73.7% from 2019 to 2024, reaching RMB9.5 billion in 2024.

Source: National Bureau of Statistics of China; Frost & Sullivan

Market Drivers of Gaokao-oriented Minority Language Training Services Market in China

Major Drivers

1 **Fierce Competition**

2 **Growing Penetration Rate of Minority Language Test in Gaokao**

3 **Increasing Disposable Income and Expenditure on Education**


MAJOR DRIVERS

Major Drivers	Description
Fierce Competition	Gaokao is the most critical set of examinations for a student in China as many students and their parents believe that it determines the future of a student. Comparing with English, competition for students who take minority language test in Gaokao is less fierce as the tests are generally easier than that of English. For example, the vocabulary for Japanese test in Gaokao is around 2,000, much less than the number of 3,000 thousand in English test. Hence, students who are not good at English may prefer to choose minority languages. The tough competition has and is likely to further drive the development of Gaokao-oriented minority language training services market in China.
Growing Penetration Rate of Minority Language Test in Gaokao	The penetration rate of minority language test in Gaokao is rather low at current stage. In 2019, approximately 0.5% of the total students participating in Gaokao chose minority language for the foreign language test. However, the PRC government initiated One Road One Belt strategy in recent years to invest in nearly 70 countries and international organizations. In line with the development of One Road One Belt strategy, the PRC government has noticed that it has become increasingly important to foster multilingual talents in order to cooperate with other countries. For example, the Ministry of Education issued the Letter Regarding the Reply to No.0013 (No.006 of Education Category) Proposal of the First Session of the 13th CPPCC National Committee in September 2018. In the letter, the Ministry of Education paid high attention on the set of courses of minority languages in primary and secondary schools, promoted multilingual curricula and the exams of minority language in Gaokao and encouraged the development of multilingual talents. In line with the promotion of the minority language tests, it is expected that around 4% of the total Gaokao takers would choose minority language by 2024. The growing penetration rate is likely to drive the market in the coming years.
Increasing Disposable Income and Expenditure on Education	Along with the growth of macro economy, the disposable income of Chinese residents has also witnessed stable growth from 2015 to 2019. Benefiting from the growing disposable income, the per capita annual expenditure on education in China grew from RMB1,456 in 2015 to RMB2,132 in 2019. Also, as Chinese parents pay much attention on children's education and score of Gaokao, it is likely that an increasing share of students choose to take minority language test in Gaokao would participate in training to achieve higher score. The growing spending on training services is likely to sustain and further drive the development of Gaokao-oriented minority language training services market in China.

Source: Frost & Sullivan

Future Trends, Threats and Challenges of Gaokao-oriented Minority Language Training Services Market in China

Future Trends

- **Opportunities in Tier 3 and Lower Tier Cities:** Compared with residents in tier 1 and tier 2 cities like Beijing and Shanghai, the willingness of taking part in minority language training of residents in tier 3 and lower tier cities is relatively lower due to the high training fee. The market in tier 3 and lower tier cities still shows large potential for market players. As the consumption power of citizens in tier 3 and lower tier cities increases, expanding the business to tier 3 and lower tier cities is likely to be new growth opportunities for the market players who plan to establish branches in these regions.
- **Widespread Use of Technology:** Use of technology is also likely to be a significant trend for Gaokao-oriented minority language training service market. In the recent years, technologies like interactive teaching apps and internet live broadcasting have been applied to the market, and geographic factors would no longer be a limit for players in the market. The application of Internet and technology is likely to create more opportunities for the market.

Future Trends

Threats and Challenges

- **Increasing Labor Costs:** As the labor costs increase in recent years, the Gaokao-oriented minority language training service providers are facing an increasing cost of wages and salaries. As teaching resources are relatively scare in the market, players need to pay higher wages and salaries in order to attract talents. In addition, the learning centres of the institutions are generally located in busy downtown areas in the cities where the rents are high. The increasing operating expenses are a challenge to the operation of Gaokao-oriented minority language training services operators.

Source: Frost & Sullivan

Content

Overview of Zhongkao and Gaokao Retake Training Services Market in Yangtze River Delta

Introduction

- China's primary and secondary education system comprises of nine years of compulsory education in primary and middle schools, followed by three years in high school. Students may then proceed to matriculate colleges or universities.
- In order to be admitted to colleges in China, upper secondary school students are required to take the college entrance examinations, or Gaokao. Gaokao is the most critical set of examinations for a student as the results determine whether a student will be able to attend a high-ranked college, or any at all, which in turn has a significant impact on the student's future job prospects. In addition, there is a gap between the huge number of students and the limited number of quality schools and universities. Due to such fierce competition for quality undergraduate education in China, students prepare themselves fervently for the high school entrance examinations, or Zhongkao, such that they can enter the best high schools in China to increase their chances of entering top universities. Therefore, in order to increase their chances of getting into top universities, students whose Zhongkao or Gaokao results are not satisfactory may study for another year and retake the examinations the next year. Some of these students take the examinations for more than two times. .
- Retake training service refers to the tutoring provided to students who decide to retake the exams of Gaokao, hoping that they would get better scores the next year.
- Students who would like to retake the examination are generally going to specialized schools that provides retake training services or formal high schools. However, as the Chinese government has prohibited the enrolment of former students in public schools, it is likely that the penetration rate of specialized schools that provides retake training services would grow in the future.

Source: Frost & Sullivan

Number of Students Taking Zhongkao in Yangtze River Delta

Number of Students Taking Zhongkao (Yangtze River Delta), 2015 – 2024E



Number of Students (Thousand)
15-19 CAGR
19-24E CAGR
Number of Students
2.3%
1.9%
1600
1400
1200
1000
800
600
400
200
0
1,039.5
1,064.7
1,065.4
1,100.3
1,137.4
1,148.2
1,172.2
1,195.3
1,223.4
1,248.1
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The number of students taking Zhongkao increased from 1,039.5 thousand in 2015 to 1,137.4 thousand in 2019, representing a CAGR of approximately 2.3%.
- Going forward, the number is likely to increase at a CAGR of approximately 1.9%, reaching 1,248.1 thousand in 2024, mainly due to the two-child policy.

Source: National Bureau of Statistics of China; Frost & Sullivan

Enrolment Rate of Formal High Schools in Yangtze River Delta



Enrolment Rate of Formal High Schools (Yangtze River Delta), 2015 – 2024E
Number of Students (Thousand)
100%
80%
60%
40%
20%
0%
53.5%
55.1%
56.8%
58.4%
60.2%
61.4%
62.7%
63.9%
65.2%
66.5%
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The enrolment rate of formal high schools in Zhongkao is around 60% in 2019. The 40% students who fail in the examination could either choose to go to vocational education or to retake the examination in the next year.

Source: National Bureau of Statistics of China; Frost & Sullivan

Number of Students Taking Gaokao in Yangtze River Delta

Number of Students Taking Gaokao (Yangtze River Delta), 2015 – 2024E

	15-19 CAGR	19-24E CAGR
Number of Students	-2.5%	2.2%



Number of Students (Thousand)
1000
900
800
700
600
500
400
300
200
100
0
724.4
680.0
631.2
642.5
654.6
667.0
690.6
713.8
715.0
729.9
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The number of students taking Gaokao dropped in 2016 and 2017 and gradually recover since then. The total number decreased from 724.4 thousand in 2015 to 654.6 thousand in 2019, representing a CAGR of approximately -2.5%.
- However, the number is likely to grow mildly in the next few years due to the higher enrolment rate of formal high schools.

Source: National Bureau of Statistics of China; Frost & Sullivan

Enrolment Rate of Undergraduate Universities in Yangtze River Delta

Enrolment Rate of Undergraduate Universities (Yangtze River Delta), 2015 – 2024E



Number of Students (Thousand)
100%
80%
60%
40%
20%
0%
54.4%
55.1%
55.9%
56.0%
56.3%
56.6%
56.7%
57.1%
57.6%
58.0%
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The enrolment rate of undergraduate universities and colleges through Gaokao is around 56% in 2019. Students who fail in the examination could either choose to go to vocational education or to retake the examination in the next year.

Source: National Bureau of Statistics of China; Frost & Sullivan

Number of Former Students Retaking Gaokao in Yangtze River Delta

Number of Former Students Retaking Gaokao (Yangtze River Delta), 2015 – 2024E

	15-19 CAGR	19-24E CAGR
Number of Students	-4.6%	4.0%



Number of Students (Thousand)
80
70
60
50
40
30
20
10
0
48.2
42.2
36.7
38.3
39.9
41.5
43.7
45.9
46.8
48.6
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The number of students retaking Gaokao accounted for around 6.2% of the total number of students taking the Gaokao examination in 2019. The penetration rate stays stably at around 6% to 7% from 2019 to 2024.

Source: National Bureau of Statistics of China; Frost & Sullivan

Revenue of Gaokao Retake Training Services Providers

Revenue of Gaokao Retake Training Services Providers (Yangtze River Delta), 2015 – 2024E

	15-19 CAGR	19-24E CAGR
Revenue	3.6%	7.6%



Revenue (Mn RMB)
1200
1000
800
600
400
200
0
644.9
589.7
640.6
691.8
742.8
809.3
881.2
930.7
1,001.3
1,073.1
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- Benefit from the favorable policy that public schools are not allowed to enroll former students, the total revenue of specialized schools that provide Gaokao retake training services has witnessed a growth from 2015 to 2019 with a CAGR of approximately 3.6%. The market is likely to keep growing in the coming future due to the fierce competition of Gaokao.

Source: National Bureau of Statistics of China; Frost & Sullivan

Number of Former Students Enrolled in Gaokao Retake Training Services

Number of Former Students Enrolled in Specialized Gaokao Retake Training Schools (Yangtze River Delta), 2015 – 2024E


15-19 CAGR
19-24E CAGR
Number of Students
1.1%
5.1%
Number of Students (Thousand)
40
35
30
25
20
15
10
5
0
27.4
24.4
25.9
27.2
28.6
30.4
32.4
33.4
35.1
36.7
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The number of students enrolled in Gaokao retake training services in Yangtze River Delta increased from 27.4 thousand to 28.6 thousand from 2015 to 2019. The number is forecast to reach 36.7 thousand in 2024.

Source: National Bureau of Statistics of China; Frost & Sullivan

Average Price of Gaokao Retake Training Services in Yangtze River Delta

Average Price of Gaokao Retake Training Services (Yangtze River Delta), 2015 – 2024E



Average Price (Thousand RMB)
35
30
25
20
15
10
5
0
23.1
23.7
24.4
25.1
25.7
26.4
27.0
27.7
28.5
29.2
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The average price of Gaokao retake training services in Yangtze River Delta increased from RMB23.1 thousand per year in 2015 to RMB25.7 thousand per year in 2019 with a CAGR of approximately 2.7%. The price grows in line with the growing disposable income in the region.

Source: National Bureau of Statistics of China; Frost & Sullivan

Number of Former Students Enrolled in Gaokao Retake Training Services

Number of Former Students Enrolled in Specialized Gaokao Retake Training Schools (Zhejiang), 2015 – 2024E

	15-19 CAGR	19-24E CAGR
Number of Students	1.9%	3.1%



Number of Students (Thousand)
15
12
9
6
3
0
9.1
8.6
9.2
9.6
9.8
10.3
10.7
10.8
11.1
11.4
2015
2016
2017
2018
2019
2020E
2021E
2022E
2023E
2024E

- The number of students enrolled in Gaokao retake training services in Zhejiang increased from 9.1 thousand to 9.8 thousand from 2015 to 2019. The number is forecast to reach 11.4 thousand in 2024.

Source: National Bureau of Statistics of China; Frost & Sullivan

Market Drivers of Zhongkao and Gaokao Retake Training Services

Major Drivers

1 **Relatively Low Enrolment Rate**

2 **Growing Disposable Income**

3 **Favorable Policies**


MAJOR DRIVERS

Major Drivers	Description
Relatively Low Enrolment Rate	Unlike some of the developed countries such as the U.S., U.K. and Germany who provide 12 years of compulsory education, the compulsory education phase in China only covers primary education and lower secondary education. Only around half of the middle school students are enrolled in formal high schools, among which half would be further enrolled in undergraduate universities and colleges. The competition in Zhonghao and Gaokao is rather fierce due to the low enrolment rate. Students who fail the examination are likely to take another chance and take part in retake training services. Also, the implement of two-child policy is likely to boost the number of students and further drive the market in the future.
Growing Disposable Income	The disposable income of Chinese residents increased from RMB22.0 thousand in 2015 to RMB30.7 thousand in 2019, while that of residents in Yangtze River Delta increased from RMB34.7 thousand to RMB48.6 thousand during the same period. In line with the growing disposable income, Chinese parents are more willing to spend on children's education in order to get a bright future. The higher expenditure on education is likely to drive the market of Zhongkao and Gaokao retake training services market.
Favorable Policies	The Ministry of Education issued the Notice of the Ministry of Education on Several Issues about Strengthening School-Running Management of Basic Education (《教育部关于加强基础教育办学管理若干问题的通知》) in February 2002. According to the notice, public schools are neither allowed to set class for former students nor allowed to enroll former students into classes in Grade 12. Hence, specialized schools providing retake training services are the only legal way for students who want to take Gaokao for twice or more times, which strongly drives the market of Gaokao retake training services.

Source: Frost & Sullivan

Competitive Landscape of Gaokao Retake Training Services Market in Zhejiang Province

Market Concentration (Zhejiang Province), 2019


100%
80%
60%
40%
20%
0%
Top 5, 41.9%
Others, 58.1%

Total Student Enrollments: 9.8 Thousands

Market Share of Top 5 Providers (Zhejiang Province), 2019


Yuying, 3.1%
Tailai, 3.1%
The Company, 4.1%
Jianren, 16.3%
Qiushi, 15.3%

Student Enrollments of Top 5 Providers (Zhejiang Province), 2019


Jianren 1.6
Qiushi 1.5
The Company 0.4
Tailai 0.3
Yuying 0.3

Unit: Thousand Students

- The Gaokao retake training services market in Zhejiang Province is relatively concentrated with dozens of services providers. In 2019, the top five providers together occupied 41.9% of the market share in terms of student enrollments.
- Jianren was the largest Gaokao retake training services providers in 2019, the total enrollment of Jianren was 1.6 thousand students, accounting for 16.3% of the market. Qiushi ranked at the second place with a number of 1.5 thousand students. The Company ranked at the third place in the Gaokao retake training services market in Zhejiang Province. The student enrollments of the Company was 0.4 thousand in 2019, taking approximately 4.1% market share in Zhejiang Province. Followed by Tailai and Yuying, they each had approximately 0.3 thousand students enrolled in 2019.
- The acceptance rate of Yangfushan in the Gaokao of 2020 was 100%, which was one of the Gaokao retake training services providers with the highest acceptance rate in Zhejiang Province.

Source: Frost & Sullivan

Policies and Regulations of Zhongkao and Gaokao Retake Training Services Market

Laws/Measures	Enacted/Implemented by	Issue Date
Opinion of the Department of Education of Jiangsu Province on Further Regulating the Enrollment Process in Compulsory Education and Formal High Schools 《江苏省教育厅关于进一步规范义务教育阶段和普通高中招生工作的意见》	Department of Education of Jiangsu Province 江苏省教育厅	2010 Jan
According to the notice, public schools in Jiangsu Province are not allowed to set class for former students. The notice also encourages the development of private schools.		
Notice of the Education Committee of Shanghai on Restating the Statement that Public High Schools in Shanghai are not Allowed to Set Retaking Classes by Occupying Normal Education Resources 《上海市教育委员会关于重申本市公办高中不得占用学校正常教育资源举办高中毕业生复读班的通知》	Education Committee of Shanghai 上海市教育委员会	2008 Oct
The opinion was issued to state that public schools in Shanghai are not allowed to enroll former students.		
Notice of the Ministry of Education on Several Issues about Strengthening School-Running Management of Basic Education 《教育部关于加强基础教育办学管理若干问题的通知》	Ministry of Education 教育部	2002 Feb
According to the notice, public schools are neither allowed to set class for former students nor allowed to enroll former students into classes in Grade 12.		

Source: Frost & Sullivan

Future Trends, Threats and Challenges of Zhongkao and Gaokao Retake Training Services Market

Future Trends and Opportunities

- **Increasing Penetration Rate of Specialized Schools:** Although public schools are not allowed to enroll former students who want to retake Gaokao according to the Notice of the Ministry of Education on Several Issues about Strengthening School-Running Management of Basic Education (《教育部关于加强基础教育办学管理若干问题的通知》) issued by the Ministry of Education in February 2020, a large number of students still choose to study in formal high schools. However, as the supervision becomes stricter in China, it is likely that an increasing share of students would attend specialized schools focus on providing retake training services in the future.

Future Trends

Threats and Challenges

- **Growing Concentration Rate:** Students and their parents prefer schools with high reputation, and high enrolment rate. Schools with good track record performance are able to attract more students. Hence the concentration rate of the market is likely to keep growing. It would become harder for Small brands without good track record performance to recruit students.

Source: Frost & Sullivan

Content

Abbreviations and Terms

Abbreviations and Terms

- **CAGR**: compound annual growth rate
- **China**: if not specified refers to mainland China, excluding Hong Kong, Taiwan and Macau
- **GDP:** gross domestic product
- **RMB:** Renminbi, the lawful currency of the PRC

Limitations in Source of Information

- Interviews with end-users, venders and distributors are conducted to collect information for this report, based on a best-efforts basis.
- Frost & Sullivan will not be responsible for any information gaps where interviewees have refused to divulge confidential data or figures.
- In instances where information is not available, figures based on similar indicators combined with Frost & Sullivan in-house analysis will be deployed to arrive at an estimate.
- Frost & Sullivan will state the information sources at the bottom right-hand corner of each slide for easy reference.

Note to Numeric Calculations

- Value and percentage figures in this report are all rounded. Figures may not add up to the respective totals owing to rounding.
- The base year is 2019. The historic period is from 2015 to 2018. The forecast period is from 2020 to 2024.

Source: Frost & Sullivan

Methodologies

- Frost & Sullivan is an independent global consulting firm, which was founded in 1961 in New York. It offers industry research and market strategies and provides growth consulting and corporate training. Its industry coverage in China includes automotive and transportation, chemicals, materials and food, commercial aviation, consumer products, energy and power systems, environment and building technologies, healthcare, industrial automation and electronics, industrial and machinery, and technology, media and telecom.
- The Frost & Sullivan's report includes information on China's macro economy overview, China's premium private primary and secondary market analysis, China's minority language training services market analysis, China's Zhongkao and Gaokao retake training services market analysis and other economic data.
- The market research process for this study has been undertaken through detailed primary research which involves discussing the status of the industry with leading industry participants and industry experts. Secondary research involved reviewing company reports, independent research reports and data based on Frost & Sullivan's own research database.
- Projected total market size was obtained from historical data analysis plotted against macroeconomic data as well as specific related industry drivers.
- Frost & Sullivan's report was compiled based on the below assumptions:
  - China's economy is likely to maintain steady growth in the next decade;
  - China's social, economic, and political environment is likely to remain stable in the forecast period;
  - Market drivers like great attention on children's education of Chinese households, supports from central and local government, improved investment on private education of the entire society and increase of income and wealth are likely to drive China's primary and secondary education service market;
- All the data and information regarding the Group is provided by the Group itself.

Source: Frost & Sullivan

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